VIEMED HEALTHCARE ANNOUNCES THIRD QUARTER 2025 FINANCIAL RESULTS

Lafayette, Louisiana (November 5, 2025) Viemed Healthcare, Inc. (the “Company” or “Viemed”) (NASDAQ:VMD), an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, announced today that it has reported its financial results for the three and nine months ended September 30, 2025.

Operational highlights (all dollar amounts are USD):

•Net revenues for the quarter ended September 30, 2025 were $71.9 million, setting a Company record, representing an increase of $13.9 million, or 24.0%, over net revenues reported for the comparable quarter ended September 30, 2024.

•Net income attributable to Viemed for the quarter ended September 30, 2025 totaled $3.5 million, or $0.09 per diluted share.

•Adjusted EBITDA for the quarter ended September 30, 2025 totaled $16.1 million, a 15.5% increase as compared to the quarter ended September 30, 2024.

•Net cash provided by operating activities totaled $18.4 million for the quarter and $48.5 million for the trailing twelve months ended September 30, 2025. Free cash flow totaled $12.4 million for the quarter and $23.3 million for the trailing twelve months ended September 30, 2025.

•On July 1, 2025, Viemed closed on the strategic acquisition of Lehan’s Medical Equipment (“Lehan”). The results of Lehan’s operations have been included in the consolidated financial statements since the date of acquisition and were immediately accretive to net income and earnings per share.

•During the third quarter of 2025, the Company repurchased and cancelled 1,706,380 common shares under its share repurchase program at a cost of $11.4 million, representing an average buyback price of $6.68 per share.

•The Company increased its ventilator patient count to 12,372 as of September 30, 2025, an increase of 8.8% over September 30, 2024, and a 1.8% sequential increase from June 30, 2025.

•The Company increased its PAP therapy patient count to 31,891 as of September 30, 2025, an increase of 63.7% over September 30, 2024, and a 21.4% sequential increase from June 30, 2025. The Company's sleep resupply patient count was 33,518 as of September 30, 2025, an increase of 51.4% over September 30, 2024, and a 32.8% sequential increase from June 30, 2025.

•As of September 30, 2025, the Company maintains a strong cash balance of $11.1 million and an overall working capital balance of $5.8 million. Long term debt as of September 30, 2025 amounted to $19.6 million and the Company has $38 million available under existing credit facilities.

Full Year 2025 Guidance (all dollar amounts are USD):

The Company is updating its financial guidance for the year ending December 31, 2025:

•Net Revenue: Now expected to be in the range of $271 million to $273 million, compared to the previous guidance of $271 million to $277 million.

•Adjusted EBITDA: Now expected to be in the range of $60 million to $62 million, compared to the previous guidance of $59 million to $62 million.

The narrowing of the range primarily reflects the passage of time and increased visibility into the remainder of the year, as the forecast period shortens. This outlook excludes the impact of any potential future acquisitions or other strategic transactions. For additional information regarding non-GAAP financial measures, please refer to the "Use of Non-GAAP Financial Information and Financial Guidance" section below.

Casey Hoyt, Viemed’s CEO, commented, “We delivered another outstanding quarter marked by strong execution and sustained expansion of our patient base across every major service line. Our disciplined approach to capital deployment was demonstrated through the full completion of our 2025 share repurchase program, while the acquisition of Lehan’s Medical Equipment further enhanced our market presence and diversified our service capabilities. Both initiatives were accretive to earnings per share and reflect our unwavering commitment to creating long-term shareholder value while improving patient outcomes across the communities we serve."

"In addition, our strong liquidity and consistent free cash flow generation provide the flexibility to pursue strategic growth opportunities and return capital to shareholders, while preserving the financial strength that underpins our long-term success.”

Conference Call Details

The Company will host a conference call to discuss third quarter results on Thursday, November 6, 2025, at 11:00 a.m. ET.

Interested parties may participate in the call by dialing:

877-407-6176 (US Toll-Free)
+1 201-689-8451 (International)

Live Audio Webcast: https://event.choruscall.com/mediaframe/webcast.html?webcastid=asCOlSnC

Following the conclusion of the call, an audio recording and transcript of the call can be accessed on the Company's website.

ABOUT VIEMED HEALTHCARE, INC.

Viemed is an in-home clinical care provider of post-acute respiratory healthcare equipment and services in the United States, including non-invasive ventilators (NIV), sleep therapy, staffing, and other complementary products and services. Viemed focuses on efficient and effective in-home treatment with clinical practitioners providing therapy, education and counseling to patients in their homes using high-touch and high-tech services. Visit our website at www.viemed.com.

For further information, please contact:

Investor Relations
ir@viemed.com

Trae Fitzgerald
Chief Financial Officer
(337) 504-3802

Forward-Looking Statements

Certain statements contained in this press release may constitute “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 or “forward-looking information” as such term is defined in applicable Canadian securities legislation (collectively, “forward-looking statements”). Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “potential”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “believes”, “projects”, or the negatives thereof or variations of such words and phrases or statements that certain actions, events or results “will”, “should”, “may”, “could”, “would”, “might” or “will be taken”, “occur” or “be achieved” or the negative of these terms or comparable terminology. All statements other than statements of historical fact, including those that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance, including the Company's net revenue and Adjusted EBITDA guidance for 2025, the anticipated synergies and other benefits of the acquisition of Lehan's Medical Equipment, future capital allocation priorities, liquidity position, free cash flow generation, and strategic growth opportunities, are not historical facts and may be forward-looking statements and may involve estimates, assumptions and uncertainties that could cause actual results or outcomes to differ materially from those expressed in the forward-looking statements. Such statements reflect the Company's current views and intentions with respect to future events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Many factors could cause the actual results, performance or achievements that may be expressed or implied by such forward-looking statements to vary from those described herein should one or more of these risks or uncertainties materialize. These factors include, without limitation: the general business, market and economic conditions in the regions in which we operate; significant capital requirements and operating risks that we may be subject to; our ability to implement business strategies and pursue business opportunities; volatility in the market price of our common shares; the state of the capital markets; the availability of funds and resources to pursue operations; inflation; reductions in reimbursement rates and audits of reimbursement claims by various governmental and private payor entities; dependence on few payors; possible new drug discoveries; dependence on key suppliers; granting of permits and licenses in a highly regulated business; competition; disruptions in or attacks (including cyber-attacks) on our information technology, internet, network access or other voice or data communications systems or services; the evolution of various types of fraud or other criminal behavior to which we are exposed; difficulty integrating newly acquired businesses; the impact of new and changes to, or application of, current laws and regulations; the overall difficult litigation and regulatory environment; increased competition; increased funding costs and market volatility due to market illiquidity and competition for funding; critical accounting estimates and changes to accounting standards, policies, and methods used by us; and the occurrence of natural and unnatural catastrophic events or health epidemics or concerns, and claims resulting from such events or concerns, as well as other general economic, market and business conditions; and other factors beyond our control; as well as those risk factors discussed or referred to in the Company’s disclosure documents filed with the U.S. Securities and Exchange Commission (the “SEC”) available on the SEC’s website at www.sec.gov, including the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, and with the securities regulatory authorities in certain provinces of Canada available at www.sedarplus.ca. Should any factor affect the Company in an unexpected manner, or should assumptions underlying the forward-looking statements prove incorrect, the actual results or events may differ materially from the results or events predicted. Any such forward-looking statements are expressly qualified in their entirety by this cautionary statement. Moreover, the Company does not assume responsibility for the accuracy or completeness of such forward-looking statements. The forward-looking statements included in this press release are made as of the date of this press release and the Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as required by applicable law.

Use of Non-GAAP Financial Information and Financial Guidance

This press release includes references to financial measures that are calculated and presented using methodologies other than those in accordance with generally accepted accounting principles in the United States (“GAAP”), including Adjusted EBITDA and free cash flow. Any non-GAAP financial measures presented herein are intended to supplement, and not to be considered superior to or as a substitute for, the Company’s consolidated financial statements prepared in accordance with GAAP. These non-GAAP financial measures exclude significant expense and income items required by GAAP, and are subject to inherent limitations, including the exercise of judgment by management regarding which items to exclude or include. Non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies. The reconciliations of these non-GAAP measures to the most directly comparable GAAP measures are included in the tables accompanying this release.

This press release contains non-GAAP financial guidance. There is no reliable or reasonably estimable comparable GAAP measure for the Company’s non-GAAP financial guidance because the Company is not able to reliably predict the impact of certain items that typically have one or more of the following characteristics: highly variable, difficult to project, unusual in nature, significant to the results of a particular period or not indicative of future operating results. Similar charges or gains were recognized in prior periods and will likely reoccur in future periods. As a result, reconciliation of the non-GAAP financial guidance to the most directly comparable GAAP measure is not available without unreasonable effort. In addition, the Company believes such a reconciliation would imply a degree of precision and certainty that could be confusing to investors. The variability of the specified items may have a significant and unpredictable impact on the Company’s future GAAP results. The Company’s financial guidance in this press release excludes the impact of potential future strategic acquisitions and any items that have not yet been identified or quantified. This guidance is subject to risks and uncertainties inherent in all forward-looking statements, as outlined above.

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in thousands of U.S. Dollars, except share amounts)
(Unaudited)

	At September 30, 2025	At December 31, 2024
ASSETS
Current assets
Cash and cash equivalents	$11,123	$17,540
Accounts receivable, net	27,414	24,911
Inventory	5,269	4,320
Income tax receivable	1,913	—
Prepaid expenses and other assets	4,265	6,109
Total current assets	$49,984	$52,880
Long-term assets
Property and equipment, net	80,512	76,279
Finance lease right-of-use assets	—	50
Operating lease right-of-use assets	3,589	2,831
Equity investments	2,794	2,794
Deferred tax asset	5,669	8,398
Identifiable intangibles, net	1,348	848
Goodwill	58,464	32,989
Total long-term assets	$152,376	$124,189
TOTAL ASSETS	$202,360	$177,069

LIABILITIES
Current liabilities
Trade payables	$8,670	$5,322
Deferred revenue	7,810	6,694
Income taxes payable	—	3,883
Accrued liabilities	25,007	20,157
Finance lease liabilities, current portion	—	50
Operating lease liabilities, current portion	1,149	811
Current portion of long-term debt	1,554	409
Total current liabilities	$44,190	$37,326
Long-term liabilities
Accrued liabilities	680	846
Operating lease liabilities, less current portion	2,410	2,007
Long-term debt	19,585	3,589
Total long-term liabilities	$22,675	$6,442
TOTAL LIABILITIES	$66,865	$43,768
Commitments and Contingencies	—	—
SHAREHOLDERS' EQUITY
Common stock - No par value: unlimited authorized; 38,017,907 and 39,132,897 issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	16,901	23,365
Additional paid-in capital	19,453	18,337
Retained earnings	97,254	89,691
TOTAL VIEMED HEALTHCARE, INC.'S SHAREHOLDERS' EQUITY	$133,608	$131,393
Noncontrolling interest in subsidiary	1,887	1,908
TOTAL SHAREHOLDERS' EQUITY	135,495	133,301
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$202,360	$177,069

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Expressed in thousands of U.S. Dollars, except outstanding shares and per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Revenue	$71,914	$58,004	$194,099	$163,562

Cost of revenue	30,569	23,633	82,744	66,497

Gross profit	$41,345	$34,371	$111,355	$97,065

Operating expenses
Selling, general and administrative	31,919	26,671	89,147	77,988
Research and development	775	757	2,419	2,265
Stock-based compensation	2,180	1,712	6,832	4,764
Depreciation and amortization	397	348	1,098	1,140
Loss (gain) on disposal of property and equipment	476	(469)	(2,528)	(801)
Other expense (income), net	(44)	(276)	(191)	261
Income from operations	$5,642	$5,628	$14,578	$11,448

Non-operating income and expenses
Income (loss) from investments	—	96	—	(954)
Interest expense, net	(507)	(225)	(818)	(629)

Net income before taxes	5,135	5,499	13,760	9,865
Provision for income taxes	1,535	1,594	4,200	2,880
Net income	$3,600	$3,905	$9,560	$6,985
Net income attributable to noncontrolling interest	87	27	265	36
Net income attributable to Viemed Healthcare, Inc.	$3,513	$3,878	$9,295	$6,949

Net income per share
Basic	$0.09	$0.10	$0.24	$0.18
Diluted	$0.09	$0.10	$0.23	$0.17

Weighted average number of common shares outstanding:
Basic	38,638,660	38,870,823	39,190,666	38,803,887
Diluted	40,495,761	40,779,414	41,086,178	40,702,001

VIEMED HEALTHCARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in thousands of U.S. Dollars)
(Unaudited)

	Nine Months Ended September 30,
	2025	2024
Cash flows from operating activities
Net income	$9,560	$6,985
Adjustments for:
Depreciation and amortization	21,043	19,002
Stock-based compensation expense	6,832	4,764
Distributions of earnings received from equity method investments	—	147
Income from equity method investments	—	(261)
Loss from debt investment	—	1,344
Gain on disposal of property and equipment	(2,528)	(801)
Amortization of deferred financing costs	121	135
Deferred income tax expense (benefit)	2,729	(3,507)
Changes in working capital:
Accounts receivable, net	(670)	(8,213)
Inventory	(163)	583
Prepaid expenses and other assets	(626)	340
Trade payables	767	747
Deferred revenue	622	489
Accrued liabilities	1,584	2,424
Income tax payable/receivable	(5,796)	(76)
Net cash provided by operating activities	$33,475	$24,102
Cash flows from investing activities
Purchase of property and equipment	(31,248)	(25,942)
Cash paid for acquisitions, net of cash acquired	(26,332)	(2,999)
Proceeds from sale of property and equipment	15,026	7,440
Net cash used in investing activities	$(42,554)	$(21,501)
Cash flows from financing activities
Proceeds from exercise of options	1,439	416
Proceeds from term notes	9,000	—
Principal payments on term notes	(484)	(954)
Proceeds from revolving credit facilities	13,000	3,000
Payments on revolving credit facilities	(5,000)	(5,000)
Payments for debt issuance costs	—	(171)
Shares redeemed to pay income tax	(1,732)	(1,065)
Shares repurchased under the share repurchase program	(13,225)	—
Repayments of finance lease liabilities	(50)	(319)
Distributions to non-controlling interest	(286)	—
Net cash provided by (used in) financing activities	$2,662	$(4,093)
Net decrease in cash and cash equivalents	(6,417)	(1,492)
Cash and cash equivalents at beginning of year	17,540	12,839
Cash and cash equivalents at end of period	$11,123	$11,347
Supplemental disclosures of cash flow information
Cash paid during the period for interest	$587	$745
Cash paid during the period for income taxes, net of refunds	$7,267	$6,416
Supplemental disclosures of non-cash transactions
Equipment and other fixed asset purchases payable at end of period	$4,774	$2,854
Equipment sales receivable at end of period	$—	$1,683

Reconciliation from GAAP Net Income to Non-GAAP Adjusted EBITDA

This press release refers to “Adjusted EBITDA”, which is a financial measure that is not prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). Adjusted EBITDA should be considered in addition to, not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. Management believes Adjusted EBITDA provides helpful information with respect to the Company’s operating performance as viewed by management, including a view of the Company’s business that is not dependent on the impact of the Company’s capitalization structure and items that are not part of the Company’s day-to-day operations. Management uses Adjusted EBITDA (i) to compare the Company’s operating performance on a consistent basis, (ii) to calculate incentive compensation for the Company’s employees, (iii) for planning purposes, including the preparation of the Company’s internal annual operating budget, and (iv) to evaluate the performance and effectiveness of the Company’s operational strategies. Accordingly, management believes that Adjusted EBITDA provides useful information in understanding and evaluating the Company’s operating performance in the same manner as management. Adjusted EBITDA is not a measurement of the Company’s financial performance under GAAP and should not be considered as an alternative to revenue or net income, as applicable, or any other performance measures derived in accordance with GAAP. Adjusted EBITDA has limitations as an analytical tool and you should not consider it in isolation or as a substitute for analysis of the Company’s operating results as reported under GAAP. Adjusted EBITDA does not reflect the impact of certain cash charges resulting from matters the Company considers not to be indicative of ongoing operations; and other companies in the Company’s industry may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure. In calculating Adjusted EBITDA, certain items (mostly non-cash) are excluded from net income attributable to Viemed Healthcare, Inc., including depreciation and amortization of capitalized assets, net interest expense, stock based compensation, transaction costs, impairment of assets, and taxes.

The following table is a reconciliation of net income attributable to Viemed Healthcare, Inc., the most directly comparable GAAP measure, to Adjusted EBITDA, on a historical basis for the periods indicated:

(Expressed in thousands of U.S. Dollars; unaudited)

For the quarter ended	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Net income attributable to Viemed Healthcare, Inc.	$3,513	$3,157	$2,625	$4,316	$3,878	$1,468	$1,603	$3,477
Add back:
Depreciation & amortization	7,539	6,891	6,613	6,366	6,408	6,309	6,285	5,918
Interest expense, net	507	132	179	147	225	254	150	256
Stock-based compensation(a)	2,180	2,341	2,311	1,521	1,712	1,620	1,432	1,534
Transaction costs(b)	847	53	85	11	12	221	110	61
Impairment of assets(c)	—	—	—	—	125	2,173	—	—
Income tax expense	1,535	1,713	952	1,881	1,594	768	518	1,599
Adjusted EBITDA	$16,121	$14,287	$12,765	$14,242	$13,954	$12,813	$10,098	$12,845

(a) Represents non-cash, equity-based compensation expense associated with option and RSU awards.
(b) Represents transaction costs and expenses related to acquisition and integration efforts associated with recently announced or completed acquisitions.
(c) Represents impairments of the fair value of investment and litigation-related assets.

Reconciliation from GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow

This press release refers to “free cash flow” which is a non-GAAP financial measure that does not have a standardized meaning prescribed by GAAP. Free cash flow should be considered in addition to, and not as a substitute for, net cash provided by operating activities as reported under GAAP. The Company's presentation of this financial measure may not be comparable to similarly titled measures used by other companies.

We present non-GAAP free cash flow for the current quarter and trailing twelve months (TTM) as a supplemental liquidity measure. Management believes free cash flow provides investors with useful insight into the company’s ability to generate cash, fund growth initiatives, and return capital to shareholders. Free cash flow is defined as net cash provided by operating activities, as reported under GAAP, less net capital expenditures (Net CAPEX). Net CAPEX is calculated as purchases of property and equipment minus proceeds from the sale of property and equipment in order to reflect both outflows and inflows associated with routine equipment turnover. Trailing twelve months (TTM) free cash flow is calculated by aggregating the last four quarters, each calculated using the methodology described above.

The following table is a reconciliation of net cash provided by operating activities, the most directly comparable GAAP measure, to free cash flow, on a historical basis for the periods indicated:

(Expressed in thousands of U.S. Dollars; unaudited)

	TTM	For the quarter ended
	September 30, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net cash provided by operating activities	$48,462	$18,367	$12,254	$2,854	$14,987
Less:
Purchase of property and equipment	(43,077)	(7,636)	(8,129)	(15,483)	(11,829)
Proceeds from sale of property and equipment	17,907	1,671	6,402	6,953	2,881
Net CAPEX	(25,170)	(5,965)	(1,727)	(8,530)	(8,948)
Free cash flow	$23,292	$12,402	$10,527	$(5,676)	$6,039

VIEMED HEALTHCARE, INC.
Key Financial and Operational Information
(Expressed in thousands of U.S. Dollars, except vent patients)
(Unaudited)

For the quarter ended	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024	June 30, 2024	March 31, 2024	December 31, 2023
Financial Information:
Revenue	$71,914	$63,056	$59,129	$60,695	$58,004	$54,965	$50,593	$50,739
Gross Profit	$41,345	$36,731	$33,279	$36,138	$34,371	$32,892	$29,802	$32,111
Gross Profit %	57%	58%	56%	60%	59%	60%	59%	63%
Net Income attributable to Viemed Healthcare, Inc.	$3,513	$3,157	$2,625	$4,316	$3,878	$1,468	$1,603	$3,477
Cash and Cash Equivalents (As of)	$11,123	$20,016	$10,160	$17,540	$11,347	$8,807	$7,309	$12,839
Total Assets (As of)	$202,360	$184,603	$178,079	$177,069	$169,526	$163,947	$154,875	$154,895
Adjusted EBITDA(1)	$16,121	$14,287	$12,765	$14,242	$13,954	$12,813	$10,098	$12,845
Operational Information:
Vent Patients(2)	12,372	12,152	11,809	11,795	11,374	10,905	10,450	10,327
PAP Therapy Patients(3)	31,891	26,260	22,899	21,338	19,478	17,349	15,726	14,900
Sleep Resupply Patients(4)	33,518	25,246	22,941	24,478	22,143	20,185	18,904	18,902
(1) Refer to "Reconciliation from GAAP Net Income to Non-GAAP Adjusted EBITDA " section above for definition of Adjusted EBITDA.
(2) Vent Patients represents the number of active ventilator patients on recurring billing service at the end of each calendar quarter.
(3) PAP Therapy Patients represents the number of distinct patients billed for PAP therapy services during each calendar quarter.
(4) Sleep Resupply Patients represents the number of distinct patients who received supplies through our sleep resupply program during each calendar quarter.